Exhibit 4.12.1
October 12, 2005
Farallon Capital Management, L.L.C.
One Maritime Plaza
Suite 1325
San Francisco, CA 94111
Attention: Mark C. Wehrly
Madison Dearborn Capital Partners III, L.P.
Madison Dearborn Special Equity III, L.P.
Three First National Plaza
Suite 3800
Chicago, IL 60602
Attention: Timothy M. Hurd
John K. Delaney
4445 Willard Avenue
12th Floor
Chevy Chase, MD 20815
Jason M. Fish
One Maritime Plaza
11th Floor
San Francisco, CA 94111
Re: CapitalSource Inc.
Dear Sirs:
     Reference is hereby made to that certain Amended and Restated Registration Rights Agreement (the “Agreement”), dated as of August 30, 2002, by and among CapitalSource Holdings LLC, the predecessor to CapitalSource Inc. (the “Company”), and the Holders of Registrable Securities parties thereto. Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.
     The Company understands that each of Madison Dearborn Capital Partners III, L.P., Madison Dearborn Special Equity III, L.P. and/or certain of their respective affiliates (collectively, the “MDP Entities”), Farallon Capital Institutional Partners, L.P., Farallon Capital Institutional Partners II, L.P., Farallon Capital Institutional Partners III, L.P., Farallon Capital Offshore Investors, Inc., Farallon Capital Offshore Investors II, L.P., Tinicum Partners, L.P. and/or certain of their respective affiliates (collectively, the “Farallon Entities”) John K. Delaney and/or certain of his affiliates (collectively, “Delaney”) and Jason M. Fish and/or

Farallon Capital Management, L.L.C.
Madison Dearborn Partners III, LLC
John K. Delaney
Jason M. Fish

October 12, 2005
certain of his affiliates (collectively “Fish”), proposes to purchase shares of the Company’s common stock (the “Shares”) from one or more of the underwriters of the Company’s proposed public offering, which is expected to close on or about October 13, 2005. As an inducement to the MDP Entities, the Farallon Entities, Delaney and Fish to purchase such Shares, the Company hereby confirms that any Shares purchased by a MDP Entity, a Farallon Entity, Delaney or Fish shall be deemed to constitute Registrable Securities for all purposes pursuant to the Agreement. Each MDP Entity or Farallon Entity purchasing such Shares shall be deemed to be a Holder of Non-Management Securities and with respect to such Shares, Delaney and Fish shall be deemed to be a Holder of Management Securities, in each case, for all purposes pursuant to the Agreement. The Company further confirms that any of the Farallon Entities not otherwise listed beneath the header “Farallon Entities” on Annex A to the Agreement shall be considered to be “Farallon Entities” for purposes of Annex A to the Agreement.
     Notwithstanding the foregoing, nothing contained herein is intended, nor shall any provision hereof be construed, to create any obligation on the part of any of the MDP Entities, the Farallon Entities, Delaney or Fish to purchase any Shares in the public offering.
     This Letter Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. This Letter Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of laws thereof. In case at any time after the date of this Letter Agreement any further action is necessary or desirable to carry out the purposes of this Letter Agreement, the Company shall use all reasonable efforts to take such necessary or desirable action for the benefit of the MDP Entities, the Farallon Entities, Delaney and Fish.
[Signature Pages Follow]

Farallon Capital Management, L.L.C.
Madison Dearborn Partners III, LLC
John K. Delaney
Jason M. Fish

October 12, 2005

Very truly yours,

/s/ Steven A. Museles

Steven A. Museles
Chief Legal Officer

AGREED AND ACCEPTED
THIS 12th DAY OF OCTOBER, 2005:
FARALLON CAPITAL INSTITUTIONAL
    PARTNERS, L.P.
FARALLON CAPITAL INSTITUTIONAL
    PARTNERS II, L.P.
FARALLON CAPITAL INSTITUTIONAL
    PARTNERS III, L.P.
FARALLON CAPITAL OFFSHORE INVESTORS II, L.P.
TINICUM PARTNERS, L.P.
By: Farallon Partners, L.L.C.,
its General Partner

By:	/s/ Mark C. Wehrly

Name: Mark C. Wehrly
Title: Managing Member
FARALLON CAPITAL OFFSHORE
    INVESTORS, INC.
By: Farallon Capital Management, L.L.C.,
its Agent and Attorney-in-Fact

By:	/s/ Mark C. Wehrly

Name: Mark C. Wehrly
Title: Managing Member

AGREED TO AND ACCEPTED
ON BEHALF OF THE MDP ENTITIES
THIS 12th DAY OF OCTOBER, 2005:
MADISON DEARBORN CAPITAL PARTNERS III, L.P.
By: Madison Dearborn Partners, LLC
Its: General Partner
By: Madison Dearborn Partners III, L.P.
Its: General Partner

By:	/s/ Timothy M. Hurd Timothy M. Hurd
Its: Managing Director
MADISON DEARBORN SPECIAL EQUITY III, L.P.
By: Madison Dearborn Partners, LLC
Its: General Partner
By: Madison Dearborn Partners III, L.P.
Its: General Partner

By:	/s/ Timothy M. Hurd
Timothy M. Hurd
Its: Managing Director

AGREED TO AND ACCEPTED
ON BEHALF OF DELANEY
THIS 12th DAY OF OCTOBER, 2005:

By:	/s/ John K. Delaney John K. Delaney

AGREED TO AND ACCEPTED
ON BEHALF OF FISH
THIS 12th DAY OF OCTOBER, 2005:

By:	/s/ Jason M. Fish Jason M. Fish